Exhibit (c)(5)

Exhibit (c)(5)

UBS Investment Bank

Project Veritas

Discussion Materials

DRAFT

Privileged and Confidential

Prepared at the Request of Counsel

*** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SEC. THE SYMBOL “[***]”

IN THIS EXHIBIT INDICATES THAT INFORMATION HAS BEEN OMITTED.

July 13, 2009

DRAFT Privileged and Confidential

Table of Contents Prepared at the Request of Counsel

SECTION 1 Sol Approach Considerations 2

SECTION 2 Sol Debt Analysis 11

SECTION 3 Sol and Ignis Transaction Analytics Update 15

APPENDIX A Other Sol Considerations 20

APPENDIX B Sol Capitalization Considerations 26

UBS Investment Bank

SECTION 1

Sol Approach Considerations

UBS Investment Bank

DRAFT

Key Sol Structuring Issues and Considerations

Privileged and Confidential

Prepared at the Request of Counsel

Structure and timing of potential transactions will have to take into account several key issues

■ Regulatory timeline

■ Disclosure requirements

■ Funding requirements

■ Implications of Sol and Ignis Coordination Agreement

■ Communication with respect to transaction

■ Alternatives to Ignis transaction

■ Financing implications – potential debt for equity conversion

■ Special committee issues

■ BCE role and implications under various structuring alternatives

■ Potential for shareholders to take equity in NewCo vs. cash

UBS Investment Bank

Privileged and Confidential

DRAFT Prepared at the Request of Counsel

Sol Pro Forma Ownership

Hortus control of 75% of Sol post exercise of its “in the money” warrants and conversion of its non-voting to voting shares

Non-Voting to Voting Total Voting Total Economic

Non-Voting Voting Conversion Adjustments With Conversion Shares

Shares Shares (%) Shares (%) Shares (%) Shares (%)1

Hortus Share Ownership 29,946,362 23,452,480 47.8% 9,365,422 1.7% 32,817,902 49.5% 53,398,842 38.8% Shares Held in Escrow Apollo 442,825 0.9% 442,825 0.7% Wells Fargo 7,906,737 1,634,708 3.3% 9,541,445 14.4% Total Common Stock 7,906,737 2,077,533 4.2% 10.8% 9,984,270 15.1% 9,984,270 7.2%

Total Common Stock Control 37,853,099 25,530,013 52.1% 9,365,422 12.5% 42,802,172 64.6% 63,383,112 46.0%

Warrants 2,3,4

Total Warrants 28,750,000 37.0% 28,750,000 30.2% 28,750,000 20.9%

Total Control (Including Warrants) 37,853,099 54,280,013 69.8% 71,552,172 75.3% 92,133,112 66.9%

Other Shareholders 22,105,400 23,492,774 30.2% 23,492,774 24.7% 45,598,174 33.1%

Fully Diluted Shares Outstanding 59,958,499 77,772,787 100.0% 95,044,946 100.0% 137,731,286 100.0%

Source: Sol management presentation

Notes:

1 Represents ownership of fully diluted shares outstanding

2 The warrants may be exercised for voting or non-voting shares

3 Exclusive of ten-year warrants to purchase 9.1 million shares of the Company’s common stock, with an exercise price of $10 per share

4 Excludes Series 2A Warrants

Potential further dilution from additional outstanding options and warrants, as well as existing agreements

UBS Investment Bank

Privileged and Confidential DRAFT Prepared at the Request of Counsel

Analysis of Other Significant Sol Shareholders

Several hedge fund holders with sizeable equity positions are veteran spectrum investors, with potential interest in participating in a Sol privatization transaction

Voting (Current) Shares (000s)

Voting (Current) %

Voting (post-Conv) Shares (000s) Voting (post-Conv) (%)

Non-Voting Shares (000s)

Total Shares

(000’s) (%)

Market Value ($mm)

Current2 $3.00 $4.00 $5.00 $6.00

Total Hortus Control (with Warrants)1 54,280 69.8% 71,552 75.3% 92,133 66.9% $258.0 $276.4 $368.5 $460.7 $552.8

Total Non-Hortus Ownership 23,493 30.2% 23,493 24.7% 45,598 33.1% 127.7 136.8 182.4 228.0 273.6

BCE - - - - 22,105 22,105 16.0% 61.9 66.3 88.4 110.5 132.6 Columbia Capital 5,553 7.1% 5,553 5.8% - 5,553 4.0% 15.5 16.7 22.2 27.8 33.3 Solus 4,750 6.1% 4,750 5.0% - 4,750 3.4% 13.3 14.3 19.0 23.8 28.5 Bay Harbour 3,055 3.9% 3,055 3.2% - 3,055 2.2% 8.6 9.2 12.2 15.3 18.3 Och Ziff 2,228 2.9% 2,228 2.3% - 2,228 1.6% 6.2 6.7 8.9 11.1 13.4 George Hayward 625 0.8% 625 0.7% - 625 0.5% 1.7 1.9 2.5 3.1 3.7 Millenium 350 0.5% 350 0.4% - 350 0.3% 1.0 1.1 1.4 1.8 2.1 Tudor 320 0.4% 320 0.3% - 320 0.2% 0.9 1.0 1.3 1.6 1.9

Cumulative Public Potentially Friendly

16,880 21.7% 16,880 17.8% 38,985 28.3% 109.2 117.0 155.9 194.9 233.9 Shareholders Total Hortus and Potential Partners 71,160 91.5% 88,432 93.0% 131,118 95.2% $367.1 $393.4 $524.5 $655.6 $786.7

Alexander Good 936 1.2% 936 1.0% - 936 0.7% 2.6 2.8 3.7 4.7 5.6 Scott Macleod 557 0.7% 557 0.6% - 557 0.4% 1.6 1.7 2.2 2.8 3.3 Other Shareholders 5,121 6.6% 5,121 5.4% - 5,121 3.7% 14.3 15.4 20.5 25.6 30.7 Ignis4 - - - - - - - 0.0

Total Remaining Ownership 6,613 8.5% 6,613 7.0% 22,105 6,613 4.8% $18.5 $19.8 $26.5 $33.1 $39.7 Total Shares Outstanding 77,773 95,045 137,731 100.0% 385.6 413.2 550.9 688.7 826.4

Source: Sol management presentation, Proxy filing

Notes:

1 Inclusive of Sol shares held by Hortus directly and in Escrow

2 Based on Sol share price of $2.80 at closing on 07-10-2009

Potential further dilution to voting positions from

Ignis Coordination Agreement

UBS Investment Bank

DRAFT

Sol Stock Price Performance

Privileged and Confidential

Prepared at the Request of Counsel

Sol shares have declined approximately 30% from trading levels at the time of the original master agreement announcement

Uncertain market reaction to warrant exercise, driven by conflicting factors:

– Shareholder dilution

– Low float (21k shares per day on average)

– Expectation of potential transaction

July 25, 2008 - $4.00 (pre-announcement)

Sol and Hortus announce original master agreement for acquisition of Ignis

Current Price

Sol $2.80 Ignis (lc) £5.37 Ignis ($) $8.70

140

120

100

80

60

40

20

0

(12.4%) Ignis

(29.9%) S&P 500

(49.1%) Sol

(56.9%) Taurus

(81.1%) ICOG

07/10/08 09/19/08 12/03/08 02/13/09 04/28/09 07/10/09

— S&P 500 — Sol — ICOG — Taurus — Ignis

Source: FactSet

UBS Investment Bank

DRAFT

Overview of Sol Take-Private Alternatives

Privileged and Confidential Prepared at the Request of Counsel

Selection of a Take-Private alternative will depend on Hortus willingness to engage Sol Special Committee and availability of Hortus or third party financing

Description

Considerations

Negotiate with Special Committee

♦Offer to shareholders via negotiation with Special Committee

♦Potentially contingent upon Ignis transaction

♦May include negotiation of Hortus debt/equity swap

♦Results in acquisition of 100% in one step

♦Potential to negotiate privately and make contingent on Ignis

♦Transaction subject to “Entire Fairness” standard on price and process

♦Special Committee empowered to negotiate independently

♦Subject to shareholder vote – increases time to close

♦Any debt/equity swap agreement will likely include negotiation/ agreement on subsequent minority squeeze-out

Public Tender Offer

♦Tender offer directly to Sol shareholders

♦Squeeze-out minority shareholders after 90% of voting shares are acquired

♦Acquisition likely a two-step process

♦Public negotiation

♦Reasonably finite timetable

♦ Tender offer must meet certain criteria: – offer for all shares, majority of the minority, obligatory short-form merger on same terms if 90%+ tendered

♦Avoids negotiation with Special Committee

♦No shareholder vote

♦Majority of the minority provision may induce mischief (e.g., accumulation of a blocking position to attempt to extract a higher offer)

Private Market Purchase of Stock directly from Sol shareholders

♦Private market purchase of Sol shares from major shareholders in order to achieve 90% voting share ownership – could be cash or shares in pro forma company

♦Squeeze-out minority shareholders after 90% of voting shares are acquired

♦Acquisition likely a two-step process

♦Potential to negotiate privately prior to achieving 90% voting stake

♦Remaining minority shareholders entitled to appraisal rights

♦Avoids negotiation with Special Committee

♦No shareholder vote

♦Limits the risk of majority of the minority induced mischief

♦Reduces cash requirement, provided shareholders that are approached agree to roll over equity into SPV – no requirement to offer SPV equity to minority shareholders

Due to the public nature of the acquisition paths and potential run on Ignis’s stock following an announcement, an alternative “non-Ignis” acquisition path should also be developed

UBS Investment Bank

DRAFT

Sol Take-Private Sequencing

Privileged and Confidential

Prepared at the Request of Counsel

Sol Take Private Options

Step 1 Step 2 Step 3

Negotiate with Special Committee

Negotiate acquisition with Sol Board of Directors and Special Committee

Shareholder Vote

Finalize Take-Private

Funding Available

Public Tender Offer

Launch “Pure Resources” Public Tender offer directly to shareholders to acquire >90% of Sol voting stock

Squeeze-out minority shareholders after 90% of shares are acquired

Finalize short-form merger

Private Market Purchase

Privately approach major third party shareholders to acquire >90% of Sol voting stock

Squeeze-out minority shareholders after 90% of shares are acquired

Finalize short-form merger

Step 1 Step 2 Step 3

Negotiate with Special Committee

Negotiate acquisition with Sol Board of Directors and Special Committee, contingent on additional transactions

Negotiate standalone or Ignis transactions and obtain financing

Close transactions concurrently

Funding Unavailable or Limited

Private Market Purchase

Privately approach major third party shareholders to exchange Sol stock for SPV equity and acquire >90% voting stake

Obtain Hortus or third party financing to squeeze-out minority shareholders (including BCE) after merger >90% of shares are acquired 1,2

Finalize short-form merger

Private Market Purchase and Special Committee

Privately approach major third party shareholders to exchange Sol stock for SPV acquire >90% voting stake

Negotiate acquisition with Sol Board of Directors and Special Committee to use cash from Sol’s balance sheet to buy out BCE

Shareholder Vote and finalize Take-Private

Note:

1 Potential to refund financing from Sol balance sheet cash immediately after transaction closing

2 Funding requirement is greatly reduced if BCE agrees to exchange Sol shares into SPV shares

UBS Investment Bank

DRAFT

Sol Private Market Purchase Summary

Privileged and Confidential

Prepared at the Request of Counsel

Initiation Date +4 Weeks +6 Weeks

Step 1A Step 1B Step 2 Step 3A Step 3B

Description

♦ Develop SPV investment thesis

♦ Determine optimal strategic option post-Sol privatization – pursue Ignis privatization – lease Ignis spectrum as per Coordination Agreement – pursue non-Ignis alternatives (e.g. Taurus)

♦ Privately approach major third party shareholders1 to acquire a >90% stake

♦ Offer to exchange Sol stock for SPV equity at a pre-determined price

(e.g. $3.00/share):

– potentially offer put/call option structure in private entity, or cash/stock option at transaction close

♦ Approach BCE with an offer to exchange Sol shares into SPV shares

– potential offer of incremental incentives in Canada to encourage participation

♦ Obtain Hortus or third party financing to squeeze out minority shareholders2 after >90% of shares are acquired

♦ Create SPV and draft investor agreements

– address regulatory contingencies, governance rights and offer provisions

♦ Finalize financing for any cash component of transaction

♦ Obtain regulatory approvals and finalize short-form merger

Considerations

♦ Anticipated comfort level of equity investors in investing in Sol standalone vs. Sol and Ignis combination

♦ Relative price of Ignis privatization vs. agreed Ignis lease structure

♦ Ignis lease option contingent on Sol ability to lease Ignis spectrum based on current agreement

♦ Put/call option structure on SPV shares provides a liquidity option for investors following Hortus negotiations of additional transactions

♦ Ability to convert BCE shares into voting is limited by the Master Contribution and Support Agreement

♦ Potential for Hortus to offer a debt for equity exchange at the predetermined price to encourage participation

♦ Requirement to fund or source approximately $86mm in funding prior to execution of additional transaction

– funding requirement is reduced to approximately $20mm if BCE agrees to exchange Sol shares into SPV shares

♦ Potential to enter into agreements prior to regulatory approval3

♦ Requirement to negotiate investor agreements with multiple sophisticated parties

– remaining minority investors maintain minority rights under Delaware law

♦ Incorporation of flexibility to accommodate future transactions will be a key consideration

♦ Potential social issues

♦ Requirement for Hortus and other 13-D filers to disclose any agreement immediately

♦ Potential 16(b) issue if SPV contains non-Hortus owners

♦ Regulatory approvals and foreign ownership prior to completion of transaction

♦ Potential to refund financing from Sol balance sheet cash immediately after transaction closing

♦ Limited precedent for short-form squeeze-out without prior tender offer

♦ Potential need for additional funding depending on choice of put/call or cash/stock option of potential key holders

UBS Investment Bank

Notes:

1 Columbia, Solus, Bay Harbour, and Och Ziff

2 May exclude BCE if it agrees to exchange Sol shares into SPV shares

3 Assuming explicit statement regarding conditionality on regulatory approval

DRAFT

Strategic Options Post Sol Privatization [TBD]

Privileged and Confidential

Prepared at the Request of Counsel

Plan A Plan B

1 Acquire Ignis 2 Pursue Ignis Coordination Agreement 3 Lease Taurus Spectrum

Description

♦Proceed with plan outlined in master agreement

♦ Use SPV containing Sol to take Ignis private

♦ Fund acquisition through Ignis debt financing and new equity investments

♦ Proceed with December 2007 Coordination Agreement

♦ Obtain new equity financing to fund:

– Sol funding gap

– up to $*** mm cost associated with coordination

– $*** mm/year lease payment

– includes 3% annual escalator

♦ Negotiate potential agreement with Taurus

– Option A: lease agreement for Taurus ATC spectrum

– Option B: merger of Sol and Taurus operating entities

♦ Hortus contributes 5 MHz of 1.6 GHz spectrum and 8 MHz of 1.4 GHz spectrum

Total US ATC Spectrum (MHz)

40 40 [53]

All-in Cost of Ignis’s L-Band Spectrum

$*** -*** /MHz POP

($***- *** mm)1

$*** -*** /Mhz POP

($***- *** mm)2

NA

International Spectrum (MHz)

20 (European S-Band spectrum) – 60 (including all global spectrum)

NA

NA

Considerations

♦ Different equity investors (e.g., global versus regional) will have variable needs for European S-Band spectrum

♦ Cost of Ignis acquisition relative to Alternative B depends on:

– acquisition price of Ignis

– perceived value of European S-band spectrum

– perceived value of global spectrum of Ignis

♦ Implied cost of spectrum of $*** - ***/MHz POP at *** - *** % discount rate for lease payments into perpetuity

♦ Requires funding for up to $***mm in initial coordination payments and subsequent lease payments

♦ Lease can be terminated after seven years by Sol

♦ Debt load at Sol and Taurus

♦ Spectrum not contiguous – potentially more difficult to provision and market

♦ S-Band spectrum more challenging (higher power requirements, increased need for towers)

♦ Will require dealing with Hortus Special Committee

Notes:

Assumes no impact from taxes

1 Assumes *** allocated to global spectrum and $ *** /MHz POP for European S-Band

2 Based on 300mm POPs and 20 MHz of spectrum usable terrestrially

UBS Investment Bank

SECTION 2

Sol Debt Analysis

UBS Investment Bank

DRAFT

Sol Liquidity Analysis

Privileged and Confidential

Prepared at the Request of Counsel

Q1 Q2 - Q4 FYE FYE FYE FYE

($ in millions) 2009A 2009E 2009E 2010E 2011E 2012E

FINANCIAL SUMMARY

Revenue $7.8 $27.7 $35.5 $36.6 $37.7 $38.8

% Growth (Decline) 3.0% 3.0% 3.0% 3.0%

Operating Expenses (23.0) (75.8) (98.8) (101.8) (104.8) (108.0)

% Growth (Decline) 4.8% 3.0% 3.0% 3.0% 3.0%

Cash Burn Before Capex (15.2) (48.1) (63.3) (65.2) (67.1) (69.1)

Capital Expenses (15.7) (129.1)

Satellite and ground system (71.4) (50.0) (0.9) 0.0

Chipset and base station development (17.9) (29.7) (6.9) 0.0

Launch services (39.7) (94.2) (10.6) 0.0

Insurance 0.0 (70.0) 0.0 0.0

Capex (Total) (15.7) (129.1) (144.7) (243.9) (18.4) 0.0

Cash Burn Before Interest Exp. (30.9) (177.1) (208.0) (309.1) (85.5) (69.1)

Interest Expenses (1.4) (4.2) (5.6)

Senior Secured Discount Notes (14.0%) (52.5) (105.0) (105.0)

Hortus (Jul-08) Senior Unsecured Notes (18.0%) 0.0 (120.3) (120.3)

Hortus (Jan-08) Senior Unsecured Notes (16.5%) 0.0 (11.2) (44.8)

Notes Payable - Vendor (L + 400 bps) (3.9) (3.9) (3.9)

Cash Burn ($32.3) ($181.3) ($213.6) ($365.5) ($325.9) ($343.2)

Cash Burn Summary

Beginning Cash $226.0 $44.7 $294.7 $29.2 ($296.8)

Total Cash Burn (181.3) (365.5) (325.9) (343.2)

Debt Financings / (Repayments)1 250.0 100.0 0.0 0.0

Ending Cash $226.0 $44.7 $294.7 $29.2 ($296.8) ($639.9)

Source: Company filings

Notes:

1 Does not account for scheduled principal repayments

Absent any expense deferrals, Sol will exhaust its cash position in the third quarter of 2010

UBS Investment Bank

DRAFT

Sol Debt Position Over Time

Privileged and Confidential

Prepared at the Request of Counsel

By 3Q 2010, implied valuation of $0.27/MHz POP through total debt

PF Current 3Q 2009 3Q 2010

(USD $mm’s) $ mm PF $/MHz POP $ mm PF $/MHz POP $ mm PF $/MHz POP Debt

Senior Secured Discount Notes $651.7 $0.10 $698.1 $0.11 $750.0 $0.12 Notes Payable - Vendor 84.7 0.12 84.7 0.12 84.7 0.13 Notes Payable - Other 0.2 0.12 0.2 0.12 0.2 0.13

Total Secured Debt 736.5 0.12 783.0 0.12 834.8 0.13

16.5% Senior Unsecured PIK Notes1

181.4 0.15 196.7 0.16 231.2 0.17 18.0% Senior Unsecured Notes2 331.8 0.20 440.7 0.23 639.6 0.27

Total Debt $1,249.7 $0.20 $1,420.3 $0.23 $1,705.6 $0.27

Source: 2008 10-K and Q1 2009 10-Q SEC filings Notes:

1 Figure reflects notional principal amount of note and accreted PIK elections through 3/31/09

2 Figure reflects notional principal amount of note and accreted PIK elections through 3/31/09 adjusted for $175mm issuance of new 18% Sr. Notes issued to Hortus

3 Figure reduced by GAAP value of attached warrants and shares from note issuances to Hortus, the values of which are reflected in the principal 3 value of the 18% senior unsecured notes in the table

4 Figure reflects cumulative sum of principal amount of note and all previous notes listed above divided by 6,294 MHz POPs

UBS Investment Bank

DRAFT

Debt Equitization Scenarios

Privileged and Confidential

Prepared at the Request of Counsel

Q3 2009

Non-Secured Debt Equitized1

Hortus Voting Ownership % in Sol (converted basis)

♦ $638mm of debt exchanged for equity

Exchange Price ($)

2.00 2.75 3.00 4.00 5.00 6.00 50% 91 91 88 87 85 84 60% 92 92 89 88 86 85 Debt Price 70% 93 93 90 89 87 86 80% 93 93 91 89 88 87 90% 94 94 92 90 89 88 100% 94 94 92 91 89 88

All Hortus Debt Equitized1

Hortus Voting Ownership % in Sol (converted basis)

♦ $1,056mm of debt exchanged for equity

Exchange Price ($)

2.00 2.75 3.00 4.00 5.00 6.00 50% 93 93 91 90 88 87 60% 94 94 92 91 89 88 70% 95 95 93 92 90 89 80% 95 95 94 92 91 90 90% 96 96 94 93 92 91 100% 96 96 95 93 92 91

Q3 2010

Hortus Voting Ownership % in Sol (converted basis)

♦ $872mm of debt exchanged for equity

Exchange Price ($)

2.00 2.75 3.00 4.00 5.00 6.00 50% 92 92 90 88 87 86 60% 93 93 91 90 88 87 Debt Price 70% 94 94 92 91 89 88 80% 95 95 93 91 90 89 90% 95 95 93 92 91 90 100% 96 96 94 92 91 90

Hortus Voting Ownership % in Sol (converted basis)

♦ $1,322mm of debt exchanged for equity

Exchange Price ($)

2.00 2.75 3.00 4.00 5.00 6.00 50% 94 94 93 91 90 89 60% 95 95 93 92 91 90 70% 96 96 94 93 92 91 80% 96 96 95 93 92 91 90% 97 97 95 94 93 92 100% 97 97 96 94 93 93

1 Assumes baseline ownership of 75.3% reflecting shares held by Hortus, shares held in Escrow and conversion of warrants issued in January and April 2009

UBS Investment Bank

SECTION 3

Sol and Ignis Transaction Analytics Update

UBS Investment Bank

DRAFT

Valuation Matrix – Ignis and Sol

Privileged and Confidential

Prepared at the Request of Counsel

Current

Offer Price (GB£) *** *** *** *** *** *** *** ***

Offer Price (US$)1 *** *** *** *** *** *** *** ***

Premium to Current Share Price (537p) ***% ***% *** % *** % *** % *** % *** % *** %

Premium to 30 Day Average (533p) ***% ***% *** % *** % *** % *** % *** % *** %

Premium to 6 Month Average (478p) *** % *** % *** % *** % *** % *** % *** % *** %

Shares Outstanding 460 460 460 482 482 482 482 482

Ignis Implied Equity Value (US$mm) *** *** *** *** *** *** *** ***

Less: Cash & Marketable Securities (156) (156) (156) (156) (156) (156) (156) (156)

Less: Investments in Unconsolidated Affiliates (6) (6) (6) (6) (6) (6) (6) (6)

Plus: Total Debt 1,575 1,575 1,575 1,575 1,575 1,575 1,575 1,575

Plus: Minority Interest 2 2 2 2 2 2 2 2

Plus: Net Debt 1,413 1,413 1,413 1,413 1,413 1,413 1,413 1,413

Implied EV (US$mm) *** *** *** *** *** *** *** ***

2009E EV/EBITDA2 ***x ***x *** x *** x *** x *** x *** x *** x

Offer Price (US$) 2.00 2.80 3.00 3.50 4.00 4.50 5.00 5.50 6.00

Premium to Current Share Price ($2.80) (28.6%) 0.0% 7.1% 25.0% 42.9% 60.7% 78.6% 96.4% 114.3%

Premium to 30 Day Average ($3.03) (33.9%) (7.4%) (0.8%) 15.7% 32.2% 48.7% 65.3% 81.8% 98.3%

Premium to 6 Month Average ($2.95) (32.2%) (5.1%) 1.7% 18.7% 35.6% 52.6% 69.5% 86.5% 103.4%

Sol Shares Outstanding 138 138 138 138 138 138 138 138 138

Implied Equity Value (US$mm) 275 386 413 482 551 620 689 758 826

Less: 11% Ownership in Taurus (20) (20) (20) (20) (20) (20) (20) (20) (20)

Implied Equity Value of Sol 255 366 393 462 531 600 669 737 806

Plus: Net Debt 849 849 849 849 849 849 849 849 849

Implied Adj. EV 1,104 1,214 1,242 1,311 1,380 1,448 1,517 1,586 1,655

Price for Total Minority Equity Shares (US$mm) $91 $128 $137 $160 $182 $205 $228 $251 $274

Notes:

1 Based on exchange rate of $1.620 / £ as of 07/10/2009

2 Reflects $576.2mm 2009 EBITDA based on Wall Street estimates

UBS Investment Bank

DRAFT

Transaction Summary

Privileged and Confidential

Prepared at the Request of Counsel

Assumptions ***

• % premium assumed to Ignis current share price of $8.70

• Purchasing Sol at a small premium; $3.00 per share consideration assumption for illustrative purposes

• Assumes KDDI and Landsdowne rollover their stakes in Ignis; Columbia, Solus, Bay Harbour and Och Ziff assumed to rollover minority equity positions in Sol

Current Capitalization

($mm) Ignis Sol

Current Price as of 7/10/2009 $8.70 $2.80

Equity Value at Market *** 4,027 *** 386

Premium / Purchase Price % / $ 7% / $3.00

Remaining Public Equity ***— —

Equity Value at Premium 413

Equitized Debt at Par ***— 1,0561

Adjusted Equity Value *** 1,469

Existing Hortus Ownership2 28.8% 66.9%

Hortus Stake *** 1,333

YE 09 Debt3 *** 374

YE 09 Cash *** 295

YE 09 Total / Net Leverage ***x /***x na / na

Current Ratings BB / Ba2 na

Transaction Structure PF Ownership

($mm) (%)

Hortus Ignis Stake Rollover *** ***%

Hortus Sol Stake Rollover 1,333 27.8%

Ignis Existing Minority Equity Rollover4 *** ***%

Sol Existing Minority Equity Rollover5 48 1.0%

New Equity *** ***%

Total PF Equity ***

Rollover Sol Debt 374

New Debt Raised at Ignis ***

Total Acquired Cash ***

Cash Used in Transaction (241)

Pro Forma Total Debt ***

Pro Forma Total Cash ***

Pro Forma Total / Net Leverage ***x / ***x

Sources and Uses

Uses ($mm)

Refinance Ignis Debt ***

Rollover Hortus Stake in Ignis (29% ownership) ***

Purchase for Cash Remaining Ignis Shares ***

Ignis Existing Minority Equity Rollover ***

Rollover Hortus Stake in Sol (67% ownership) 1,333

Purchase for Cash Remaining Sol Shares 89

Sol Existing Minority Equity Rollover 48

Ongoing Cash on Hand 400

Total Uses ***

Sources ($mm) ***

New Debt ***

Hortus Rollover (Ignis and Sol) ***

Ignis Existing Minority Equity Rollover4 ***

Sol Existing Minority Equity Rollover5 48

Ongoing Cash on Hand 641

New Equity Investment ***

Total Sources ***

Note:

1 Reflects $150mm in 16.5% Senior Unsecured Notes and $500mm in 18% Senior Unsecured Notes and stake in Senior Secured Discount Notes

2 Inclusive of $28.75mm in warrants at Sol

3 Post equitization of Hortus stake

4 Based on potential Ignis equity rollover by Landsdowne (12.2%) and KDDI (4.7%)

5 Based on potential Sol equity rollover by Solus, Columbia, Bay Harbour, Och Ziff; assumes cash payment to BCE

UBS Investment Bank

DRAFT

Implied Value of NewCo Spectrum

Privileged and Confidential

Prepared at the Request of Counsel

Assumes take private of Ignis and Sol

($mm)

NewCo Enterprise Value ***

Core Business Multiple (TEV / 09 Ignis EBITDA)1***x

Implied Core Business Value2 ***

Implied Total Spectrum Value3 ***

$*** of Value / MHz POP of International Spectrum4

Value of European S-Band Spectrum / MHz POP

$*** $*** $*** $*** $***

Implied Value of European S-Band Spectrum5 *** *** *** *** ***

Implied Value of North American L-Band Spectrum *** *** *** *** ***

Value of North American L-Band Spectrum / MHz POP6 $*** $*** $*** $*** $***

$***/of Value/ MHz POP of International Spectrum ($ *** of Implied Value)4

Value of European S-Band Spectrum / MHz POP

$*** $*** $*** $*** $***

Implied Value of European S-Band Spectrum5 *** *** *** *** ***

Implied Value of North American L-Band Spectrum *** *** *** *** ***

Value of North American L-Band Spectrum / MHz POP6 $*** $*** $*** $*** $***

$***of Value / MHz POP of International Spectrum ($ *** of Implied Value)4

Value of European S-Band Spectrum / MHz POP

$*** $*** $*** $*** $***

Implied Value of European S-Band Spectrum *** *** *** *** ***

Implied Value of North American L-Band Spectrum *** *** *** *** nm

Value of North American L-Band Spectrum / MHz POP6 $*** $*** $*** $*** nm

Notes:

1 Based on Eutelsat and SES trading multiples

2 Wall Street research analysts also target Ignis’s core business value at ~$ ***

3 Assumes no tax leakage from core MSS business

4 Based on *** POPs and MHz of spectrum usable terrestrially

5 Based on *** POPs and *** MHz of spectrum usable terrestrially

6 Based on both 315mm POPs and 20 Mhz of Sol’s usable spectrum and *** POPs and MHz of Ignis’s usable spectrum

UBS Investment Bank

DRAFT

Timing Considerations with Ignis

Privileged and Confidential

Prepared at the Request of Counsel

July 2009 Oct 2009 Jan 2010 Apr 2010 July 2010 Oct 2010 Jan 2011

Regulatory Expiration of HSR approval ***

Ignis FCC Review and Approval ***

Ignis *** ***

Ignis *** ( ***

Ignis *** ( ***

Sol Funding

Hortus Additional Financing

Sr. Notes Become Cash Pay

Forecasted Burn of Cash on Hand

Earnings Announcements (Sol & Ignis)

UBS Investment Bank

APPENDIX A

Other Sol Considerations

UBS Investment Bank

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BCE Ownership Interest and Relationship with Sol

Privileged and Confidential

Prepared at the Request of Counsel

Ownership Interest

BCE owns 22,105,400 non-voting shares of Sol

– Sol acquired TMI Communications, a wholly owned subsidiary of BCE on January 5, 2007

– Sol issued the shares to BCE in exchange for TMI

BCE cannot convert its shares into a voting stake in Sol

– BCE’s shares are exchangeable for a like-number of voting shares

– to convert, BCE must sell the shares in the open market or to a person who will not own 10% or more of Sol’s voting shares after purchasing BCE’s stake

– converted, BCE’s stake would represent 16% of current Sol shares outstanding

BCE owns 54% of Sol (Canada), a subsidiary of Sol1

– Remaining 46.2% interest in Sol (Canada) is held by Sol LP, a wholly-owned subsidiary of Sol

Non-Interference Agreement

BCE and Sol have a Non-Interference Agreement

– BCE and Sol agree not to commit an “Interfering Act” defined as:

1. acting to impair the other party’s ability to use its L-Band spectrum licenses, including for ATC purposes

2. any effort to auction or license any L-Band spectrum

– agreement expires Oct 2013

In exchange for BCE’s agreement, Sol agrees to the following operational considerations

– if planning to acquire additional spectrum, Sol must provide 15 days notice to BCE

– within 15 days of Sol’s notification, BCE has the right to make bid for same spectrum

– BCE will provide 15 days notice to Sol of spectrum acquisition bids, however Sol may not bid on spectrum unless Sol buys out BCE of its interest in Holdco

Source: Company filings

Notes:

1 Based on given 46.2% effective interest in Sol (Canada) as reported in Sol 2008 10K

UBS Investment Bank

DRAFT

Ignis – Sol Agreement

Privileged and Confidential

Prepared at the Request of Counsel

Summary

On December 21, 2007, Sol and Ignis entered into a Cooperative Agreement intended to enable the re-banding and efficient reuse of a substantial segment of North American L-radio spectrum. Key matters addressed include:

♦ Coordination of Ignis’s and Sol’s respective next generation satellite systems covering North America (both the new Ignis 4s and the new Sol-1 and Sol-2 satellites), among other satellite networks

♦ Provisions for re-banding the parties’ L-Band spectrum in North America, which provide each party with increased contiguous spectrum bandwidth for their operations

– this increased contiguity will occur in a phased approach, with certain phases dependent on the payment of designated amounts to Ignis by the Sol Parties, and upon the occurrence of various financial, regulatory and other governmental actions

♦ Provisions for increased flexibility in system operations and system enhancements (including improved filtering) that will result in greater protection from harmful interference for all relevant systems operations, and that progressively increases flexibility and supports more robust MSS/ATC operations

♦ Provisions for increased reuse of a substantial segment of North American L-band spectrum to support the deployment of new services and to provide increased innovation and customer service to all users throughout North America

♦ Settlement of outstanding regulatory disputes presently pending regarding the operation of certain L-band MSS and MSS/ATC services in the United States and Canada

♦ Establishment of a cooperative framework to address future coordination and technical issues between the parties

♦ Provisions for continued cooperation to address future business, technology, and spectrum issues, including further coordination and cooperation on business activities throughout North America

♦Flexibility to market and operate devices which address growing wireless broadband demands while providing a next-generation satellite capability

♦Pre-negotiated financial and operational terms for an option for the Sol Parties to obtain additional spectrum and technical flexibility for the deployment and operation of a 4-G ATC network

Cooperation Agreement Provisions

♦ For a period of two years following signing, upon receipt of a designated investment into Sol of $100 million or more, the Sol parties would be able to expand their trials and deployments to a broadband ATC trial using even wider spectrum bandwidths, on a specific designation of combined Ignis and Sol spectrum in a pre-agreed market

– upon the designation of such an investment by the Sol parties, Sol is required to issue to Ignis $31.25 million of Sol voting stock

♦Upon the achievement of certain events, including regulatory approvals and coordination among the other L-band operators, Sol and Sol Canada, would, over time, have the potential for coordinated access for up to 2 x 23 MHz (including large blocks of contiguous channels). Should Sol and Sol Canada elect to exercise these rights, the consideration due Ignis under such arrangement would include the following:

– Phase 1: For the period between the Effective Date and September 1, 2011, the Sol Parties have the option, subject to certain conditions, to effect a transition to a modified band plan within an 18 to 30 month period. Such transition would lead to additional spectrum contiguity and more relaxed operating rules for the Sol Parties

– over the timeframe of the transition, the Sol Parties will be required to make payments to Ignis of $250 million of cash and an additional $87.5 million of equity ($31.25 million at submission of Phase 1 notice plus $56.25 million at completion of Phase 1 implementation)

– the Sol Parties also have the option to accelerate such transition time to up to 18 months rather than 30 months by immediately paying $50 million of the $250 million in cash payments

– Phase 2: Following the exercise of the Phase 1 Option, between January 1, 2010 and January 1, 2013, the Sol Companies have the option for Ignis to modify its North American operations in a manner that will make additional spectrum available for ATC at a cost of $115 million per year, payable in quarterly installments, resulting in substantially more spectrum to the Sol Companies available for MSS/ATC

– if the Sol Companies do not exercise the Phase 2 Option, then between January 1, 2013 and January 1, 2015, Ignis would have the option to require the Sol Parties to exercise the equivalent of the Phase 2 Option upon the same terms

UBS Investment Bank

DRAFT

Sol Board of Directors

Privileged and Confidential

Prepared at the Request of Counsel

Alexander H. Good

Chairman, CEO & President

Special Committee

Jose A. Cecin

Director

Jeffrey M. Killeen

Director

William F. Stasior

Director

Paul S. Latchford, Jr.

Director

Michael D. Weiner

Director

Source: Company filings

UBS Investment Bank

DRAFT

Sol Board of Directors

Privileged and Confidential

Prepared at the Request of Counsel

Officer Title Professional History

Alexander H. Good Chairman, Chief Executive Officer and President ♦ CEO and President, Sol (2004-Present) Prior

– Executive Chairman, Affinity Internet – Executive Vice President, Bell Atlantic Corp. (now Verizon)

– Executive Chairman, Nexverse Networks – Senior Vice President of Corporate Development, Bell Atlantic Corporation

– Director, NextLevel Communications

– Chairman and CEO, @Link Networks – Chairman and CEO, Bell Atlantic International

– Senior Vice President, Mtel Communications, Inc. and CEO of MTEL International

Jose A. Cecin Director ♦President and Founder, Lumina Advisors (2008-Present) Prior

♦ Director – Managing Director and Global Head of Communications Investment Banking, BB&T Capital Markets

♦ Member of Audit Committee, Compensation Committee and Special Committee – RCN Corporation – Arbinet-theexchange Inc. – Co-Founder and COO, Cambrian Communications – Founder, Wave International

– Managing Director of Corporate Development, Bell Atlantic Corporation

Jeffrey M. Killeen Director ♦ Chairman and Chief Executive Officer, Globalspec, Inc. (2002-Present) Prior

♦ Member of Audit Committee and Special Committee ♦Director – Chief Executive Offer, Forbes.com

– drugstore.com – Chief Operating Officer, barnesandnoble.com

– President and Chief Executive Offer, Pacific Bell Interactive Media

Paul S. Latchford, Jr. Director ♦ Co-Founder, President and Chief Executive Officer, Spencer Trask Media & Communications Group (1999-Present) Prior

♦ Member of Compensation Committee – Principal Vice President for Global Business Development, Bechtel Group, Inc.

– Vice President of Business Development – Asia Pacific Region, Bell Atlantic International

William F. Stasior Director ♦Senior Chairman, Booz Allen & Hamilton (1999- Present) Prior

♦ Member of Audit Committee and Special Committee ♦ Director – Chairman and Chief Executive Officer, Booz Allen & Hamilton, Inc.

– OPNET Technologies, Inc.

– Vanu, Inc.

Michael D. Weiner Director ♦ Chief Legal Officer and General Counsel, Ares Management, L.P. (2006-Present) Prior

♦ Director – General Counsel, Apollo Management, L.P.

– Hughes Communications, Inc.

– Partner, Morgan, Lewis & Bockius

Denotes member of Special Committee

UBS Investment Bank

DRAFT

Sol LP Board of Directors

Privileged and Confidential

Prepared at the Request of Counsel

Gary M. Parsons

Chairman

Alexander H. Good

Vice Chairman & CEO

Jose A. Cecin

Director

Donald H. Gips

Director

Paul S. Latchford, Jr.

Director

Aaron J. Stone

Director

Matthew H. Nord

Director

Source: FactSet Research Systems

UBS Investment Bank

APPENDIX B

Sol Capitalization Considerations

UBS Investment Bank

DRAFT

Sol Capitalization

Privileged and Confidential

Prepared at the Request of Counsel

Sol is highly levered with expensive debt, significant future issuance and high breakage costs

♦ We believe Hortus is the majority or near-majority Holder of Sol’s secured notes and sole Holder of Sol’s unsecured notes

(USD $mm’s) Book Value 3/31/2009 Maturity Rate Price 7/10/2009 Yield

Cash & Cash Equivalents $226.0

Debt

Senior Secured Discount Notes 651.7 4/1/2013 14.00% 50.00 34.95%

Notes Payable - Vendor 84.7 12/20/2010 L + 400 bps na na

Notes Payable - Other 0.2 na na na na

Total Secured Debt 736.5

16.5% Senior Unsecured PIK Notes1 181.4 5/13/2013 16.50% na na

18.0% Senior Unsecured Notes2 156.8 7/1/2013 18.00% na na

Total Debt 1,074.7

Adjusted Shareholders’ Equity 385.6

Total Capitalization $1,460.4

Total Debt / Capitalization 73.6%

Source: 2008 10-K and Q1 2009 10-Q SEC filings

Notes:

1 Figure reflects notional principal amount of note and accreted PIK elections through 3/31/09

2 Figure reflects notional principal amount of note and excludes $175mm issuance of new 18% Sr. Notes issued to Hortus

3 Figure reduced by GAAP value of attached warrants and shares from note issuances to Hortus, the values of which are reflected in the principal value of the 18% senior unsecured notes in the table

UBS Investment Bank

DRAFT

Capitalization Structure

Privileged and Confidential

Prepared at the Request of Counsel

Sol Inc.

♦ Common Stock

– 49,022,787 voting shares

– 59,958,499 nonvoting shares

♦ Warrants

– Series 2-A Warrants exercisable for 2,689,734 (expire 8/19/09)

– Warrants issued to Hortus in conjunction with 16.5% Senior Unsecured Notes exercisable for 9,144,038

– Warrants issued to Hortus in conjunction with Vendor Notes exercisable for 228,647

– Warrants issued to Hortus in conjunction with January and April 2009 tranches exercisable for 7,500,000 and 21,250,000 respectively

♦ Market value of $385.6 million

100% ownership

Sol LP

Collateral

♦ Sr. Secured Discount Notes: First-lien claim on substantially all of Sol LP’s assets

♦ Sr. Unsecured Notes: None

♦ Boeing: Boeing Satellites

Source: Sol Filings and Management Presentation

UBS Investment Bank

DRAFT

Sol Covenant Summary

Privileged and Confidential

Prepared at the Request of Counsel

Senior Secured Discount Notes & Senior Notes Indentures

Summary Conclusions

♦ “Permitted Holders” definition under both Senior Notes Indentures includes Hortus Capital Partners Master Fund I, Ltd., Hortus Capital Partners Special Situation Fund, L.P. and their Affiliate; acquisition by one of these entities would not trigger a Change of Control.

♦ Permitted Holders definition under the Senior Discount Notes Indenture does not include the same carve-out

♦ April 2008 waiver by majority noteholders of the 14% Senior Discount Notes waived the change of control put, only with respect to an acquisition by Hortus or any of its affiliates

Indebtedness

♦ Incurrence test for Consolidated Leverage Ratio less than 6.0x, carve-outs for permitted indebtedness includes, but is not limited to:

– General basket for up to $250 million, provided the Company shall have received at least a $1,000 million of Net Cash Proceeds received by the Company since the Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company

– General basket not to exceed the greater of (a) $500 million and (b) an amount equal to 125% of the Net Cash Proceeds received by the Company since the Issue Date from the issue or sale of Capital Stock of the Company or cash contributed to the capital of the Company

– Refinancing indebtedness

– Subordinated Obligations used for the purchase, lease or improvement of property or equipment not to exceed $250 million

– Indebtedness to Boeing Satellite Systems for the purchase of satellites from Being not to exceed $100 million

♦ Carve-outs for permitted liens includes, but is not limited to:

Liens

– Liens on the Collateral to secure Additional Secured Obligations permitted under the $250 million general indebtedness basket

– Liens on the Collateral to secure the Senior Secured Discount Notes

– Liens to secure any Refinancing (limited to the same property and assets)

Restricted Payments

♦ The aggregate amount of Restricted Payments since the Issue Date is limited to:

– 100% of the Consolidated Operating Cash Flow, plus

– 100% of the Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock, subsequent to the Issue Date, plus

– Amount of Indebtedness on balance sheet exchanged for or converted into Capital Stock of then Company, plus

– Amount equal to the sum of (i) net reduction in Investments (excluding Permitted Investments) in any Person resulting from repurchases, repayments or redemptions and (ii) fair value of the net assets of an Unrestricted Entity upon designation to a Restricted Entity

♦ Person or group (other than one or more Permitted Holders) acquires more than 50% of the total voting power of the General Partner or more than 50% of the total economic or voting power of the Capital Stock of the Company

♦ On or after the occurrence of an Public Offering, the individuals who on the Issue Date constituted the Board of Directors together with new directors, cease to constitute a majority of the Board of Directors

♦ Adoption of a plan relating to the liquidation or dissolution of the Company

Change-of Control

♦ Merger or consolidation of the Company or General Partner into or with another Person (other than one or more Permitted Holders) or the sale of substantially all of the assets

– Excluded transactions are those in which holder of securities that represented 100% of the Voting Stock of the General Partner and 100% of the Capital Stock of the Company prior to the transactions hold…

– At least a majority of the voting power of the Voting Stock of the surviving Person

– At least a majority of the economic or voting power of the Capital Stock of the surviving Person

UBS Investment Bank

DRAFT

April 2008 Waiver

Privileged and Confidential

Prepared at the Request of Counsel

April 2008 waiver by majority noteholders of the 14% Senior Discount Notes waived the change of control put, only with respect to an acquisition by Hortus or any of its affiliates

Although not strictly defined, we believe that “affiliates” should include any entity in which Hortus has, directly or indirectly, the power to direct management and policies

Sol Communications, Inc. Form 8-K Disclosure:

On April 9, 2008, Amendment Number 3 to Schedule 13D (the “Hortus Schedule 13D”) was filed with the Securities and Exchange Commission (the “SEC”) by Hortus Capital Partners Master Fund I, Ltd. (the “Master Fund”), Hortus Special Situations Fund, LP (the “Special Fund” and, together with the Master Fund, “Hortus”) and certain of their affiliates, reporting that as of April 9, 2008, the Master Fund may be deemed the beneficial owner of 20,312,665 shares of voting common stock, par value

$0.01 per share (the “Voting Common Stock”), of Sol Communications, Inc. (the “Company”), constituting 47.5% of the outstanding shares of Voting Common Stock, and reporting the beneficial ownership of shares of Voting Common Stock by certain other affiliates of Hortus

The following summary of the transactions that may constitute a change in control of the Company is based solely on, and is qualified in its entirety by reference to, the Hortus Schedule 13D. Other than as described under this Item 5.01, the Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Company

On April 7, 2008, Hortus and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC and ST/RRRR LLC (collectively, the “Apollo Stockholders”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which Hortus agreed to purchase from the Apollo Stockholders, for an aggregate purchase price of $164,081,290 (the “Purchase Price”):

– 10,224,532 shares of Voting Common Stock (the “Voting Shares”),

– 6,173,597 shares of non-voting common stock, par value $0.01 per share (the “Non-Voting Common Stock”), of the Company (the “Non-Voting Shares”),

– 234,633 Series 1-A Warrants of the Company entitling the holders thereof to purchase a maximum aggregate of 652,711 shares of Voting Common Stock at an exercise price of $20.39 per share, subject to adjustment (the “Series 1-A Warrants”), and

– 9,810,033 Series 2-A Warrants of the Company entitling the holders thereof to purchase a maximum aggregate of 2,560,182 shares of Voting Common Stock at an exercise price of $25.85 per share, subject to adjustment (the “Series 2-A Warrants” and, together with the Series 1-A Warrants, the “Warrants”).

The indenture governing the 14% senior secured discount notes due 2013 (the “Notes”) of Mobile Satellite Ventures LP and Sol Finance Co. (together, the “Note Issuers”) requires the Note Issuers to offer to repurchase the Notes following a change of control (as defined in the Note indenture). Effective April 2, 2008, the holders of a majority in aggregate principal amount at maturity of the Notes then outstanding irrevocably waived compliance by the Note Issuers and the Note guarantors with any provisions of the indenture that would, but for such waivers, require the Note Issuers to offer to repurchase or to repurchase any of the Notes due to a change of control caused by the acquisition of beneficial ownership of Voting Common Stock or Non-Voting Common Stock by Hortus or any of its affiliates. Such waivers by their terms do not apply to any change of control other than a change of control that may be caused by Hortus’s acquisition of Voting Common Stock or Non-Voting Common Stock as described above

UBS Investment Bank

DRAFT

Privileged and Confidential

Prepared at the Request of Counsel

This presentation has been prepared by UBS Securities LLC (“UBS”) for the exclusive use of the party to whom UBS delivers this presentation (together with its subsidiaries and affiliates, the “Client”) using information provided by the Client and other publicly available information. UBS has not independently verified the information contained herein, nor does UBS make any representation or warranty, either express or implied, as to the accuracy, completeness or reliability of the information contained in this presentation. Any estimates or projections as to events that may occur in the future (including projections of revenue, expense, net income and stock performance) are based upon the best judgment of UBS from the information provided by the Client and other publicly available information as of the date of this presentation. There is no guarantee that any of these estimates or projections will be achieved. Actual results will vary from the projections and such variations may be material. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future. UBS expressly disclaims any and all liability relating or resulting from the use of this presentation.

This presentation has been prepared solely for informational purposes and is not to be construed as a solicitation or an offer to buy or sell any securities or related financial instruments. The Client should not construe the contents of this presentation as legal, tax, accounting or investment advice or a recommendation. The Client should consult its own counsel, tax and financial advisors as to legal and related matters concerning any transaction described herein. This presentation does not purport to be all-inclusive or to contain all of the information that the Client may require. No investment, divestment or other financial decisions or actions should be based solely on the information in this presentation.

This presentation has been prepared on a confidential basis solely for the use and benefit of the Client; provided that the Client and any of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Client relating to such tax treatment and tax structure. Distribution of this presentation to any person other than the Client and those persons retained to advise the Client, who agree to maintain the confidentiality of this material and be bound by the limitations outlined herein, is unauthorized. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of UBS.

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Contact Information

Privileged and Confidential

Prepared at the Request of Counsel

UBS Securities LLC

299 Park Avenue

New York NY 10171

Tel. +1-212-821 3000

www.ubs.com

UBS Investment Bank is a business division of UBS AG

UBS Securities LLC is a subsidiary of UBS AG

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